UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 4, 2015

UDR, Inc.
United Dominion Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
Delaware (United Dominion Realty, L.P.)	333-156002-01	54-1776887
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2015, in connection with the adoption of changes to the 1999 Long Term Incentive Plan (the “Plan”) of UDR Inc. (the “Company”) described in this report, the Company, the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “UDR Partnership”), entered into the Ninth Amendment (the “Ninth Amendment”) to the Amended and Restated Agreement of Limited Partnership of the UDR Partnership (the “UDR Partnership Agreement”). The description of the Ninth Amendment is set forth in this report under “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.” and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 4, 2015, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company approved the amendment and restatement of the Plan to provide for awards of LTIP Units of the UDR Partnership. In conjunction with this change to the Plan, the Ninth Amendment to UDR Partnership Agreement was entered into to provide for the issuance of those LTIP Units, including Class 1 LTIP Units and Class 2 LTIP Units, that may be awarded under the Plan.

Under the Plan (as amended and restated December 4, 2015), the Committee is authorized to grant LTIP Units to Plan participants (each a “Participant”) in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the UDR Partnership (a) in the Participant’s capacity as a partner of the UDR Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Internal Revenue Code. The Committee will specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. In addition to any terms and conditions that are specified by the Committee, the LTIP Units shall be subject to the terms and conditions of the UDR Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Committee may impose. Any such restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter.
The Ninth Amendment amends the UDR Partnership Agreement to establish and set forth the terms of the new classes of Partnership Interests designated as LTIP Units, including Class I LTIP Units and Class 2 LTIP Units, as well as to make conforming changes. The terms of the LTIP Units are specified in new Exhibit H to the UDR Partnership Agreement, which addresses, among other things, issuance, vesting and forfeiture, adjustments, distributions, allocations, transfers, legends, conversions to UDR Partnership Common Units, redemption of UDR Partnership Common Units issued upon conversion of LTIP Units, voting and certain tax matters with respect to the LTIP Units.

The description of the Ninth Amendment set forth herein is qualified in its entirety by reference to the full text of the Ninth Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The description of the Plan (as amended and restated December 4, 2015) set forth herein is qualified in its entirety by reference to the full text of the Plan (as amended and restated December 4, 2015), which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
The information included as Exhibit 99.1 to this report will be made available to investors beginning December 10, 2015. This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 4, 2015.

10.2	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated December 4, 2015).

99.1	Presentation Materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

December 10, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

United Dominion Realty, L.P.
By: UDR, Inc., its general partner

December 10, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

Exhibit Index

Exhibit No.	Description
10.1	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 4, 2015.

10.2	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated December 4, 2015).

99.1	Presentation Materials.